UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 10, 2005, at the Annual Meeting of Shareholders of Cleveland-Cliffs Inc (the "Company"), Messrs. John C. Morley and Stephen B. Oresman did not stand for re-election in accordance with the retirement policy of the Company. A news release published May 10, 2005, regarding the results of the election of Directors at the Annual Meeting and the retirement of Messrs. Morley and Oresman is contained Item 9.01 as Exhibit 99(a) on Form 8-K and incorporated into this Item 5.02 by reference.

On May 10, 2005, a press release was also published regarding the announcement of the promotion of Donald J. Gallagher to Executive Vice President of the Company, retaining his current roles as Chief Financial Officer and Treasurer. This press release is contained in Item 9.01 as Exhibit 99(b) on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99(a) Cleveland-Cliffs Inc published a news release dated May 10, 2005, captioned "Cleveland-Cliffs Announces Election of Directors" as filed herewith

99(b) Cleveland-Cliffs Inc published a news release dated May 10, 2005, captioned "Donald J. Gallagher Promoted to Executive Vice President of Cleveland-Cliffs" as filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

May 11, 2005	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.a	Cleveland-Cliffs Inc published a news release dated May 10, 2005 captioned "Cleveland-Cliffs Announces Election of Directors"
99.b	Cleveland-Cliffs Inc published a news release dated May 10, 2005 captioned "Donald J. Gallagher Promoted to Executive Vice President of Cleveland-Cliffs"